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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of October 9, 1998 (the "Merger Agreement") by and between Cybernet Internet Services International, Inc., a Utah corporation ("Cybernet Utah"), and Cybernet Internet Services International, Inc., a Delaware corporation ("Cybernet Delaware"). Cybernet Utah and Cybernet Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

         WHEREAS, the Board of Directors of each of Cybernet Utah and Cybernet Delaware has approved the merger of Cybernet Utah with and into Cybernet Delaware, with Cybernet Delaware being the surviving corporation (the "Merger") pursuant to the terms and subject to the conditions of this Merger Agreement whereby (i) each of the issued and outstanding shares of common stock, $.001 par value per share, of the Cybernet Utah ("Cybernet Utah Common Shares") will be converted into the right to receive the Merger Consideration set forth in
Section 5 hereof, and (ii) Cybernet Delaware will be the surviving corporation; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a statutory merger under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code, as amended (the "Code").

         NOW THEREFORE, the parties agree as follows:

                                   THE MERGER

         Section 1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), Cybernet Utah shall be merged with and into Cybernet Delaware in accordance with Section 252 of the General Corporation Law of Delaware and the separate existence of Cybernet Utah shall thereupon cease, and Cybernet Delaware, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its existence under the laws of the State of Delaware under the name "Cybernet Internet Services International, Inc."

         Section 2. Certificate of Incorporation. The Certificate of Incorporation of Cybernet Delaware as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until such Certificate of Incorporation is further changed or amended as provided therein or by law.

         Section 3. Bylaws. The Bylaws of Cybernet Delaware as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or as otherwise permitted or required by law or by the Surviving Corporation's Certificate of Incorporation.


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         Section 4. Board of Director and Officers. The initial directors of the
Surviving Corporation shall be the directors of Cybernet Delaware holding office immediately prior to the Effective Time and they shall serve until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law. The officers of Cybernet Delaware holding office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and they shall serve until their successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

         Section 5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                a. Each then issued and outstanding share of Cybernet Utah common stock, par value $.001, (the "Cybernet Utah Common Stock") shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Cybernet Utah Common Stock, one (1) share of the Surviving Corporation's common stock, par value $.001 (the "Surviving Corporation Common Stock"); provided, however, that the total amount of Surviving Corporation Common Stock that Andreas Eder is entitled to receive shall be reduced by one thousand (1000) shares. When added to the number of shares which Mr. Eder currently owns, the number of shares of the Surviving Corporation which Mr. Eder will own is equal to the number of shares of the Company which Mr. Eder owned before the Merger.

                  b. Each then issued and outstanding share of Cybernet Utah Series A Preferred Stock, par value $.001 (the "Cybernet Utah Series A Preferred Stock"), shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Cybernet Utah Series A Preferred Stock, one (1) share of the Surviving Corporation's Series A Preferred Stock, par value $.001 (the "Surviving Corporation Series A Preferred Stock"). The Surviving Corporation Series A Preferred Stock shall have the same rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Cybernet Utah Series A Preferred Stock immediately prior to the Effective Time.

                  c. Each then issued and outstanding share of Cybernet Utah Series B Preferred Stock, par value $.001 (the "Cybernet Utah Series B Preferred Stock"), shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Cybernet Utah Series B Preferred Stock, one (1) share of the Surviving Corporation's Series B Preferred Stock, par value $.001 (the "Surviving Corporation Series B Preferred Stock"). The Surviving Corporation Series B Preferred Stock shall have the same rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Cybernet Utah Series B Preferred Stock immediately prior to the Effective Time.

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                  d. Each then issued and outstanding share of Cybernet Utah
Series C Preferred Stock, par value $.001 (the "Cybernet Utah Series C Preferred Stock"), shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Cybernet Utah Series C Preferred Stock, one (1) share of the Surviving Corporation's Series C Preferred Stock, par value $.001 (the "Surviving Corporation Series C Preferred Stock"). The Surviving Corporation Series C Preferred Stock shall have the same rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Cybernet Utah Series C Preferred Stock immediately prior to the Effective Time.

                  e. The shares of Surviving Corporation Common Stock, Surviving Corporation Series A Preferred Stock, Surviving Corporation Series B Preferred Stock, and Surviving Corporation Series C Preferred Stock to be issued in the Merger in exchange for certificates that immediately prior to the Effective Time represented Cybernet Utah Common Stock, Cybernet Utah Series A Preferred Stock, Cybernet Utah Series B Preferred Stock, and Cybernet Utah Series C Preferred Stock are referred to herein as the "Merger Consideration."

         Section 6. Effective Time of Merger. Cybernet Utah will be merged with and into Cybernet Delaware, effective at the later of the date when the required Articles of Merger are filed with the secretary of State of Utah or the date when a Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         Section 7. Certain Rights. Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of Cybernet Utah shall be transferred to and vested in the Surviving Corporation without further act or deed and all property, rights, and every other interest of Cybernet Utah shall be as effectively the property rights and interests of the Surviving Corporation as they were of Cybernet Utah. Cybernet Utah hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property rights and interests of Cybernet Utah acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Cybernet Utah or otherwise to take any and all such action.

         Section 8. Representations and Warranties of Cybernet Utah. Cybernet Utah represents and warrants to Cybernet Delaware as follows:

                  a. Organization and Good Standing. Cybernet Utah is a duly incorporated and validly existing corporation in good standing under the laws of the state of Utah, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the


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jurisdictions in which the character of the properties owned or leased by its or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not in the aggregate have a material adverse effect on the business, assets, properties, financial condition or results of operation of Cybernet Utah and its subsidiaries taken as a whole (in respect of Cybernet Utah and its subsidiaries taken as a whole, as the case may be, a "Material Adverse Effect"). Cybernet Utah has heretofore delivered to Cybernet Delaware true and correct copies of its articles of incorporation and bylaws as currently in effect.

                b. Authorization; Binding Agreement. Cybernet Utah has all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Cybernet Utah's Board of Directors, no other corporate proceedings on the part of Cybernet Utah are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by Cybernet Utah, and constitutes a legal, valid and binding agreement of Cybernet Utah, enforceable against Cybernet Utah in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

                c. Capitalization. As of the date hereof, the authorized capital stock of Cybernet Utah consists of 50,000,000 shares of capital stock, of which 40,000,000 shares are common stock and 10,000,000 shares are preferred stock. As of the date hereof, 16,868,171 shares of Cybernet Utah Common Stock, 1,200,000 shares of Cybernet Utah Series A Preferred Stock, 5,160,000 shares of Cybernet Utah Series B Preferred Stock, and 7,960 shares of Cybernet Utah Series C Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There is not now, and at the Effective Time there will not be, any existing option, warrant, subscription or other rights, agreement or commitment to which Cybernet Utah is a party which either obligates Cybernet Utah or any of its subsidiaries to issue, sell or transfer any shares of its capital stock or restricts the transfer of or otherwise relates to the capital stock of Cybernet Utah or any of its subsidiaries, except as such rights may attach to the Cybernet Utah Series A Preferred Stock, the Cybernet Utah Series B Preferred Stock, or the Cybernet Utah Series C Preferred Stock.

                d. Financial Statements. Cybernet Utah has delivered to Cybernet Delaware true and complete copies of its balance sheet as of June 30, 1998 (the "Financial Statement"). As of its date, the Financial Statement did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statement presents fairly the financial position and results of operations of Cybernet Utah as of the dates and for the periods indicated subject to normal year-end adjustments. Since the date of such Financial Statement, there has been no event which would have a Material Adverse Effect.

                e. Litigation. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Cybernet Utah, threatened, involving or


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affecting Cybernet Utah or any of its properties or assets or, to the best of
Cybernet Utah's knowledge, any employee, consultant, director or officer in his or her capacity as such, of Cybernet Utah or any of its subsidiaries before any court or governmental or regulatory authority of body which, if adversely decided, could have a Material Adverse Effect. As of the date hereof, neither Cybernet Utah nor any of its property or assets is subject to any order, judgment, injunction or decree that singly or in the aggregate has a Material Adverse Effect.

                f. Governmental Approvals and Compliance with Law. No consent, license, approval, qualification or form of exemption from or authorization of or declaration, registration or filing with any government entity on the part of Cybernet Utah which has not been made is required in connection with the execution or delivery by Cybernet Utah of this Merger Agreement, the consummation by Cybernet Utah of the transactions contemplated hereby or the performance by Cybernet Utah of its obligations hereunder other than the filing of Articles of Merger with the Secretary of State of Utah and the filing of a Certificate of Merger with the Secretary of State of Delaware.

                g. Absence of Breach. The execution and delivery by Cybernet Utah of this Merger Agreement, the consummation of the transactions contemplated hereby and the performance by Cybernet Utah of its obligations hereunder, will not (a) subject to obtaining the required approval of Cybernet Utah's shareholders, conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or bylaws, (b) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, or (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument to which Cybernet Utah or any of its subsidiaries is a party or by which any of their assets are bound, the failure of which to obtain, in each such case, would have a Material Adverse Effect.

         Section 9. Representations and Warranties of Cybernet Delaware. Cybernet Delaware represents and warrants to Cybernet Utah as follows:

                  a. Organization and Good Standing. Cybernet Delaware is a duly incorporated and validly existing corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or leased by its or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not in the aggregate have a material adverse effect on the business, assets, properties, financial condition or results of operation of Cybernet Delaware and its subsidiaries taken as a whole (in respect of Cybernet Delaware and its subsidiaries taken as a whole, as the case may be, a "Material Adverse Effect"). Cybernet Delaware has heretofore delivered to Cybernet Utah true and correct copies of its articles of incorporation and bylaws as currently in effect.



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                b. Authorization; Binding Agreement. Cybernet Delaware has all
requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Cybernet Delaware's Board of Directors, no other corporate proceedings on the part of Cybernet Delaware are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by Cybernet Delaware, and constitutes a legal, valid and binding agreement of Cybernet Delaware, enforceable against Cybernet Delaware in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

                c. Capitalization. As of the date hereof, the authorized capital stock of Cybernet Delaware consists of 100,000,000 shares of capital stock, of which 50,000,000 shares are common stock and 50,000,000 shares are preferred stock. As of the date hereof, 1,000 shares of Cybernet Delaware Common Stock, no shares of Cybernet Delaware Series A Preferred Stock, no shares of Cybernet Delaware Series B Preferred Stock, and no shares of Cybernet Delaware Series C Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There is not now, and at the Effective Time there will not be, any existing option, warrant, subscription or other rights, agreement or commitment to which Cybernet Delaware is a party which either obligates Cybernet Delaware or any of its subsidiaries to issue, sell or transfer any shares of its capital stock or restricts the transfer of or otherwise relates to the capital stock of Cybernet Delaware or any of its subsidiaries, except as such rights may attach to the Cybernet Delaware Series A Preferred Stock, the Cybernet Delaware Series B Preferred Stock, and the Cybernet Delaware Series C Preferred Stock.

                d. Litigation. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Cybernet Delaware, threatened, involving or affecting Cybernet Delaware or any of its properties or assets or, to the best of Cybernet Delaware's knowledge, any employee, consultant, director or officer in his or her capacity as such, of Cybernet Delaware or any of its subsidiaries before any court or governmental or regulatory authority of body which, if adversely decided, could have a Material Adverse Effect. As of the date hereof, neither Cybernet Delaware nor any of its property or assets is subject to any order, judgment, injunction or decree that singly or in the aggregate has a Material Adverse Effect.

                e. Governmental Approvals and Compliance with Law. No consent, license, approval, qualification or form of exemption from or authorization of or declaration, registration or filing with any government entity on the part of Cybernet Delaware which has not been made is required in connection with the execution or delivery by Cybernet Delaware of this Merger Agreement, the consummation by Cybernet Delaware of the transactions contemplated hereby or the performance by Cybernet Delaware of its obligations hereunder other than the filing of


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Articles of Merger with the Secretary of State of Utah and the filing of a
Certificate of Merger with the Secretary of State of Delaware.

                f. Absence of Breach. The execution and delivery by Cybernet Delaware of this Merger Agreement, the consummation of the transactions contemplated hereby and the performance by Cybernet Delaware of its obligations hereunder, will not (a) subject to obtaining the required approval of Cybernet Delaware's shareholders, conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or bylaws, (b) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, or (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument to which Cybernet Delaware or any of its subsidiaries is a party or by which any of their assets are bound, the failure of which to obtain, in each such case, would have a Material Adverse Effect.

         Section 10. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Merger Agreement may be terminated and abandoned by the Board of Directors of any Constituent Corporation at any time prior to the Effective Time. This Merger Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to Effective Time, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of any Constituent Corporation shall not without approval of the affected stockholders: (i) alter or change the amount or kind of shares, obligations, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of such Constituent Corporation.

         Section 11.       Miscellaneous.

                  a. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law of the State of Delaware.

                  b. Headings. Headings included herein are for convenience only and shall not be used to interpret or construe this Merger Agreement.

                  c. Entire Agreement; Amendment. This Merger Agreement constitutes the entire and exclusive agreement between the parties relating to the subject matter hereof, and all other prior negotiations, representations, understandings and agreements are expressly superseded hereby. No agreements amending or supplementing the terms hereof shall be effective except by means of a written document signed by the duly authorized representatives of both parties.



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                  d. Counterparts; Facsimile Signature. This Merger Agreement
may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]




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         IN WITNESS WHEREOF, the parties to this Merger Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors, have caused these presents to be executed by the duly authorized officers of each party hereto as the respective act, deed and agreement of each of said corporations, as of the date first referenced above.


                                   CYBERNET INTERNET SERVICES
                                   INTERNATIONAL, INC.,
                                   a Utah corporation



                                   By: /s/ ANDREAS EDER
                                      -----------------------------------
                                           Andreas Eder
                                            President



                                   CYBERNET INTERNET SERVICES
                                          INTERNATIONAL, INC.,
                                   a Delaware corporation



                                   By: /s/ ANDREAS EDER
                                      -----------------------------------
                                           Andreas Eder
                                            President